Exhibit 99.1

ImClone Systems
Incorporated

180 Varick Street
New York, NY 10014
Tel:	(212) 645-1405
Fax:	(212) 645-2054
www.imclone.com

ImClone Systems Incorporated
Investors and Media Contact:
Rebecca Gregory
(646) 638-5058

IMCLONE SYSTEMS APPOINTS THOMAS F. DEUEL
TO BOARD OF DIRECTORS

New York, NY – July 10, 2007 – ImClone Systems Incorporated (NASDAQ: IMCL) announced today that Thomas F. Deuel, M.D. has been appointed a director by the Company’s Board of Directors (the “Board”), effective as of July 3, 2007.

“Tom Deuel has a strong scientific background in oncology and, as a former member of our scientific advisory board, is extremely knowledgeable about Erbitux® and ImClone’s extensive pipeline,” stated Alexander J. Denner, Ph.D., Chairman of ImClone Systems’ Executive Committee. “We welcome him to the Board and look forward to the important contributions he will make.”

Since February, 2002, Dr. Deuel has served as a Professor of Molecular and Experimental Medicine and Cell Biology, Director of the Division of Molecular Oncology, Department of Molecular and Experimental Medicine, and Director of the Vascular Biology Affinity Group at The Scripps Research Institute.  Prior to joining The Scripps Research Institute, Dr. Deuel served as a Professor of Medicine at Harvard Medical School.  He is currently a Professor Emeritus at Harvard Medical School. In addition, from 1996 to 2002, Dr. Deuel served as a Director, Division of Growth Regulation at Beth Israel Hospital, Boston, Massachusetts and, prior to that, was a Professor of Medicine and Biochemistry and the head of Oncology Services at the Washington University School of Medicine, St. Louis, Missouri.

Dr. Deuel is a member of the Institute of Medicine at the National Academy of Sciences.  Dr. Deuel has served and continues to serve on numerous scientific advisory boards for various companies, including the Company’s scientific advisory board during its existence.  In addition, Dr. Deuel has earned many professional honors and awards.  Dr. Deuel holds an M.D. from Columbia University and an A.B. from Princeton University.

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers. The Company’s research and development programs include growth factor blockers and angiogenesis inhibitors. ImClone Systems’ strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market. ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the company’s ability to control or predict. Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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